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                                                                   EXHIBIT 25(g)

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)___

                             ---------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                           36-0899825
                                                         (I.R.S. EMPLOYER
                                                         IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS              60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                             ---------------------

                             WACHOVIA CORPORATION
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

NORTH CAROLINA                                           56-1473727
(STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)


100 NORTH MAIN STREET
WINSTON-SALEM, NORTH CAROLINA                            27101
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)


                       GUARANTEE OF PREFERRED SECURITIES
                         OF WACHOVIA CAPITAL TRUST VIII
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.           GENERAL INFORMATION.  FURNISH THE FOLLOWING
                  INFORMATION AS TO THE TRUSTEE:

                  (A) NAME AND ADDRESS OF EACH EXAMINING OR
                  SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve
                  System, Washington D.C.

                  (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE
                  TRUST POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2.           AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                  IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                  SUCH AFFILIATION.

                  No such affiliation exists with the trustee.

ITEM 16.          LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
                  PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.     A copy of the existing by-laws of the trustee.*

                  5.     Not Applicable.

                  6.     The consent of the trustee required by
                         Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                       2


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                             8.     Not Applicable.

                             9.     Not Applicable.

               Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 12th day of March, 1998.

                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                    TRUSTEE

                                    By  /s/ John R. Prendiville
                                        -----------------------------
                                            John R. Prendiville
                                            Vice President

* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

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                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                                                                  March 12, 1998

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

               In connection with the qualification of a guarantee agreement between Wachovia Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                            Very truly yours,

                                            THE FIRST NATIONAL BANK OF CHICAGO

                                            By    /s/ John R. Prendiville
                                                  ----------------------------
                                                      John R. Prendiville
                                                      Vice President

                                        4


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                                    EXHIBIT 7



Legal Title of Bank:                           The First National Bank of Chicago    Call Date: 12/31/97  ST-BK:  17-1630 FFIEC 031
Address:                                       One First National Plaza, Ste 0303                                         Page RC-1
City, State  Zip:                              Chicago, IL  60670
FDIC Certificate No.:           0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                           DOLLAR AMOUNTS IN                   C400
                                                                                THOUSANDS          RCFD    BIL MIL THOU
                                                                           -----------------       ----    ------------
ASSETS

1.     Cash and balances due from depository institutions
       (from Schedule RC-A):
       a. Noninterest-bearing balances and currency and coin(1)............                        0081       4,267,336     1.a.
       b. Interest-bearing balances(2).....................................                        0071       6,893,837     1.b.
2.     Securities
       a. Held-to-maturity securities(from Schedule RC-B, column A)........                        1754               0     2.a.
       b. Available-for-sale securities (from Schedule RC-B, column D).....                        1773       5,691,722     2.b.
3.     Federal funds sold and securities purchased under agreements to
       resell                                                                                      1350       6,339,940     3.
4.     Loans and lease financing receivables:
       a. Loans and leases, net of unearned income (from Schedule
       RC-C)............................................................... RCFD 2122 25,202,984                            4.a.
       b. LESS: Allowance for loan and lease losses........................ RCFD 3123    419,121                            4.b.
       c. LESS: Allocated transfer risk reserve............................ RCFD 3128          0                            4.c.
       d. Loans and leases, net of unearned income, allowance, and
          reserve (item 4.a minus 4.b and 4.c).............................                        2125       24,783,863    4.d.
5.     Trading assets (from Schedule RD-D).................................                        3545        6,703,332    5.
6.     Premises and fixed assets (including capitalized leases)............                        2145          743,426    6.
7.     Other real estate owned (from Schedule RC-M)........................                        2150            7,727    7.
8.     Investments in unconsolidated subsidiaries and associated
       companies (from Schedule RC-M)......................................                        2130          134,959    8.
9.     Customers' liability to this bank on acceptances outstanding........                        2155          644,340    9.
10.    Intangible assets (from Schedule RC-M)..............................                        2143          268,501   10.
11.    Other assets (from Schedule RC-F)...................................                        2160        2,004,432   11.
12.    Total assets (sum of items 1 through 11)............................                        2170       58,483,415   12.

---------------

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

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
Legal Title of Bank:         The First National Bank of Chicago                     Call Date:  09/30/97 ST-BK:  17-1630 FFIEC 031
Address:                     One First National Plaza, Ste 0303                                                          Page RC-2
City, State  Zip:            Chicago, IL  60670

FDIC Certificate No.:        0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                         DOLLAR AMOUNTS IN
                                                                             THOUSANDS                      BIL MIL THOU
                                                                         -----------------                  ------------
LIABILITIES
13.    Deposits:
       a. In domestic offices (sum of totals of columns A and C
          from Schedule RC-E, part 1)....................................                       RCON 2200     21,756,846    13.a
          (1) Noninterest-bearing(1)..................................... RCON 6631  9,197,227                              13.a.1
          (2) Interest-bearing........................................... RCON 6636    559,619                              13.a.2
       b. In foreign offices, Edge and Agreement subsidiaries, and
          IBFs (from Schedule RC-E, part II)............................                        RCFN 2200     14,811,410    13.b.
          (1) Noninterest bearing........................................ RCFN 6631    332,801                              13.b.1
          (2) Interest-bearing........................................... RCFN 6636 14,478,609                              13.b.2
14.    Federal funds purchased and securities sold under agreements
       to repurchase:                                                                           RCFD 2800      4,535,422    14
15.    a. Demand notes issued to the U.S. Treasury                                              RCON 2840         43,763    15.a
       b. Trading Liabilities(from Schedule RC-D)........................                       RCFD 3548      6,523,239    15.b
16.    Other borrowed money:
       a. With a remaining maturity of one year or less..................                       RCFD 2332      1,360,165    16.a
       b. With a remaining maturity of than one year through three years                             A547        576,492    16.b
 .      c. With a remaining maturity of more than three years ...........                             A548        703,981    16.c
17.    Not applicable
18.    Bank's liability on acceptance executed and outstanding...........                       RCFD 2920        644,341    18
19.    Subordinated notes and debentures (2)............................                        RCFD 3200      1,700,000    19
20.    Other liabilities (from Schedule RC-G)............................                       RCFD 2930      1,322,077    20
21.    Total liabilities (sum of items 13 through 20)....................                       RCFD 2948     53,987,736    21
22.    Not applicable
EQUITY CAPITAL
23.    Perpetual preferred stock and related surplus.....................                       RCFD 3838              0    23
24.    Common stock......................................................                       RCFD 3230        200,858    24
25.    Surplus (exclude all surplus related to preferred stock)..........                       RCFD 3839      2,999,001    25
26.    a. Undivided profits and capital reserves.........................                       RCFD 3632      1,273,239    26.a.
       b. Net unrealized holding gains (losses) on available-for-sale
          securities.....................................................                       RCFD 8434         24,096    26.b.
27.    Cumulative foreign currency translation adjustments...............                       RCFD 3284         (1,515)   27
28.    Total equity capital (sum of items 23 through 27)................                        RCFD 3210      4,495,679    28
29.    Total liabilities and equity capital (sum of items 21 and 28).....                       RCFD 3300     58,483,415    29

Memorandum
To be reported only with the March Report of Condition.
1.     Indicate in the box at the right the number of the statement below that best describes the  most
       comprehensive level of auditing work performed for the bank by independent external                    Number
       auditors as of any date during 1996...................................RCFD 6724..........................N/A             M.1

1 =     Independent audit of the bank conducted in accordance           4. = Directors' examination of the bank performed by other
        with generally accepted auditing standards by a certified            external auditors (may be required by state chartering
        public accounting firm which submits a report on the bank            authority)
2 =     Independent audit of the bank's parent holding company          5 =  Review of the bank's financial statements by external
        conducted in accordance with generally accepted auditing             auditors
        standards by a certified public accounting firm which           6 =  Compilation of the bank's financial statements by
        submits a report on the consolidated holding company                 external auditors
        (but not on the bank separately)                                7 =  Other audit procedures (excluding tax preparation work)
3 =     Directors' examination of the bank conducted in                 8 =  No external audit work
        accordance with generally accepted auditing standards
        by a certified public accounting firm (may be required by
        state chartering authority)

-----------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.

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